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                         SUBSIDIARIES OF THE REGISTRANT



                                                       Jurisdiction
Subsidiary                                   of Incorporation or Organization
----------                                  ----------------------------------

Cryenco Inc., a wholly owned
 subsidiary of the Registrant                            Colorado


Cryomex S.A. de C.V. 50% owned
 by the Registrant                                       Mexico


Cryenex, Inc., a wholly owned
 subsidiary of the Registrant                            Delaware


Applied LNG Technologies USA
 by Cryenex, Inc.                                        Delaware


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